EXHIBIT 99.1

MEMORANDUM

TO:	All Directors and Executive Officers of WebMD Corporation

FROM:	Lewis Leicher
Senior Vice President & Assistant General Counsel
WebMD Corporation

DATE:	March 22, 2005

SUBJECT:	Notice of Blackout Period with Respect to Trading of Common Stock of WebMD Corporation

     WebMD Practice Services, Inc., an affiliate of WebMD Corporation (the “Company”), maintains the WebMD Practice Services, Inc.
401(k) Profit Sharing Plan (the “Plan”). The Plan will be changing the provider of recordkeeping services from Merrill Lynch to Fidelity Investments. The Plan trustee will also be changed from Merrill Lynch Trust Co., FSB to Fidelity Management Trust Company. The conversion will require that a blackout period be imposed on participants’ transactions in the Plan from April 22, 2005, at 3:00 p.m. Eastern Time, to the week of May 15, 2005 (the “Blackout Period”). You will be notified if the timing of the Blackout Period changes.

     The following restrictions and limitations involving Company securities and Plan transactions will apply during the Blackout Period.

     1. You are not permitted to purchase, sell or otherwise acquire or transfer any equity securities of the Company (or derivative securities of those equity securities) during the Blackout Period. Certain transactions are exempt from this prohibition, including, but not limited to, purchases or sales of Company securities pursuant to a Rule 10b5-1 arrangement (provided such arrangement is not adopted or amended during the Blackout Period). There are also certain narrow exceptions for dividend reinvestment plans, certain automatic non-discretionary transactions within employee benefit plans (but not the Plan), automatic formula grant programs, and exchanges by operation of law in connection with a merger or acquisition.

     2. This prohibition is imposed because, during the Blackout Period, participants in the Plan will not be permitted to enter into transactions under the Plan with respect to Company securities because the Plan will be changing the provider of recordkeeping services from Merrill Lynch to Fidelity Investments, and changing trustees from Merrill Lynch Trust Co., FSB to Fidelity Management Trust Company.

     3. The prohibition on sales and other transfers described in paragraph 1 above applies only to equity securities of the Company (and derivatives of such securities) that you have acquired in connection with your service or employment as a director or executive officer of the Company. It is important to note that any such security you sell or otherwise transfer will automatically be treated as acquired in connection with your service or employment unless you establish that the securities were acquired from another source and this identification is consistent with your treatment of the securities for tax purposes and all other disclosure and reporting requirements.

     4. Participants in the Plan generally will be prohibited from engaging in certain transactions with respect to the Plan (e.g., directing or diversifying investments in their individual accounts, obtaining loans from the Plan or obtaining a distribution from the Plan) beginning on April 22, 2005, at 3:00 p.m. Eastern Time. The Blackout Period is expected to last until the week of May 15, 2005. You will be informed if the timing of the Blackout Period changes.

     The foregoing restrictions and limitations are in addition to those under the Company’s insider trading policy.

     This notice is provided to you pursuant to the requirements of Rule 104 of Regulation BTR promulgated under the Securities Exchange Act of 1934 and Section 306 of the Sarbanes-Oxley Act of 2002.

     For inquiries concerning either this notice or the Blackout Period, please contact Lewis H. Leicher, Senior Vice President, by telephone at (858) 759-6000 or by mail at WebMD Corporation, River Drive Center Two, 669 River Drive, Elmwood Park, New Jersey 07407-1361.

     If this notice has been delivered to you by electronic means, you have the right to receive a paper version of this notice, and may request a paper version of this notice at no charge by contacting Mr. Leicher as indicated above.

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